Direct line: 1 (345) 914 1654
Direct Email: peter.cockhill@ogier.com
Reference: 420910.00001/PDC/CBB/JRM

26 May 2009

Tuscany Minerals, Ltd.
780 - 333 Seymour Street
Vancouver, BC V6B 5A6
Canada

Dear Sirs,

Re: Tuscany Minerals, Ltd. (the "Company") - Registration Statement on Form S-4/A Amendment No. 2

1 Request for Opinion

We have acted as Cayman Islands counsel for the Company in connection with the transfer by way of continuation of the Company from the State of Washington to the State of Wyoming and then to the Cayman Islands (the "**Continuance**"). This opinion is delivered to you in connection with the registration (the "**Registration**") with the United States Securities and Exchange Commission (the "**SEC**") of 12,538,000 outstanding common shares of the Company (the "**Common Shares**") under the United States Securities Act of 1933, as amended (the "**Act**") pursuant to a registration statement on Form S-4/A Amendment No. 2.

2 Documents Examined

For the purposes of giving this opinion, we have examined originals or copies of the documents listed in Schedule 1 (the "**Documents**").

3 Assumptions

In giving this opinion, we have relied upon the assumptions set out in Schedule 2, without having carried out any independent investigation or verification in respect of such assumptions.

4 Opinion

On the basis of the examinations and assumptions referred to above and the limitations set out below, we are of the opinion that following the Registration and Continuance, as evidenced by the issuance of a certificate of registration by way of continuation in respect of the Company by

the Registrar of Companies of the Cayman Islands, the Common Shares will be outstanding as legally issued, fully paid and non-assessable Common Shares in the capital of the Company.

5 Limitations

We offer no opinion as to any laws other than the laws of the Cayman Islands and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction including, but not limited to, the laws of the State of Washington or the laws of the State of Wyoming or the federal laws of the United States of America.

6 Governing Law and Reliance

6.1 This opinion is governed by, and shall be construed in accordance with, the laws of the Cayman Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the Cayman Islands at the date hereof. All references in this opinion to specific Cayman Islands legislation shall be to such legislation as amended to the date hereof.

6.2 We hereby consent to the reference to Ogier under the heading "Interest of Named Experts and Counsel" and to the use and filing of this opinion in connection with, or as an exhibit to, the registration statement on Form S-4/A Amendment No. 2 and the related proxy statement-prospectus that the Company intends to file with the SEC on May 26, 2009 in connection with the Registration. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the SEC thereunder.

6.3 This opinion is given for your benefit solely in connection with the Registration.

Yours faithfully,

Ogier

OGIER

Schedule 1

The Documents

1 A final draft of the memorandum and articles of association of the Company to be adopted by the Company upon the Continuance (the "**Memorandum and Articles of Association**").

2 A certificate signed by a director of the Company dated May 26, 2009 in the form attached hereto as Annexure A (the "**Director's Certificate**") as to certain matters of fact, including the status of the Common Shares as being outstanding as legally issued, fully paid and non-assessable common shares in the capital of the Company prior to the Continuation.

Schedule 2

Assumptions

1 All original documents provided to us or relied upon by us are authentic and complete and all signatures and seals thereon are genuine.

2 All copy documents (including conformed copies) provided to us or relied upon by us (whether in facsimile, electronic or other form) conform to the originals thereof and such originals are authentic and complete and all signatures and seals thereon are genuine.

3 The Director's Certificate is accurate and complete as at the date hereof.

4 None of the opinions expressed hereunder will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands and, in particular, but without limitation, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely impact on the capacity or authority of the Company.

5 The Memorandum and Articles, in the form included in the Documents, are adopted by the Company upon the Continuance.

Annexure A

Director's Certificate

TUSCANY MINERALS, LTD.
780 – 333 Seymour Street
Vancouver, British Columbia
Canada V6B 5A6

May 26, 2009

Ogier
Queensgate House
South Church Street
PO Box 1234
Grand Cayman KY1-1108
Cayman Islands

Dear Sirs

Director's Certificate

Re: Tuscany Minerals, Ltd. (the "Company") - Registration Statement on Form S-4/A Amendment No. 2

You have been requested to provide a legal opinion in connection with the Company. I acknowledge that your opinion will be given in reliance upon the information set out in this certificate.

I hereby certify that as at the date hereof:

1 I have consulted with appropriate legal counsel with respect to the matters contained in this certificate prior to the delivery of this certificate.

2 All of the outstanding common shares of the Company included in the registration statement on Form S-4/A Amendment No. 2 to be filed with the United States Securities and Exchange Commission are currently, and will continue to be up to and immediately prior to the continuation of the Company into the Cayman Islands, outstanding as legally issued, fully paid and non-assessable common shares in the capital of the Company;

3 The Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company; and

4 I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you in writing to the contrary prior thereto.

Yours faithfully,

For and on behalf of Tuscany Minerals, Ltd. by

Name: J. Stephen Barley
Title: Director